Exhibit 99.1

For Immediate Release

UDR Prices $300 million of Senior Unsecured Notes Due 2026

Denver, CO., (August 16, 2016) - UDR, Inc. (the “Company”) (NYSE:UDR) announced today that it has priced a $300 million offering of 2.95% senior unsecured notes under its existing shelf registration statement. Interest is payable semiannually on March 1 and September 1 with the first interest payment due March 1, 2017. The notes will mature on September 1, 2026. The notes were priced at 100% of the principal amount plus accrued interest from August 23, 2016.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds to prepay approximately $158 million of secured debt (including prepayment penalties and other fees) due in May 2017 with an interest rate of 5.61%, to repay a portion of the debt outstanding on its $1.1 billion unsecured credit facility, which has a maturity date of January 31, 2020 and had an interest rate of 1.4% at June 30, 2016, and for general corporate purposes. The settlement of the offering is expected to occur on August 23, 2016.

Credit Suisse, BofA Merrill Lynch and Morgan Stanley are the joint book-running managers for the offering. PNC Capital Markets LLC is the co-manager for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission. Copies of the pricing supplement, prospectus supplement and prospectus relating to the offering may be obtained by contacting Credit Suisse, Attention: Prospectus Department, One Madison Avenue, New York, NY, 10010, Telephone: (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 200 North College Street, NC1-004-03-43, Charlotte, NC  28255-0001, Attn: Prospectus Department, Toll-free: 1-800-294-1322, or by emailing: dg.prospectus_requests@baml.com, or Morgan Stanley & Co. LLC, Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, telephone toll free at 866-718-1649.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q and the Company’s prospectus supplement dated July 31, 2014 and the accompanying prospectus dated July 29, 2014. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This press release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2016, UDR owned or had an ownership position in 51,381 apartment homes including 3,510 homes under development or in preferred equity investments. For over 44 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.
Shelby Noble
720.922.6082
snoble@udr.com

Source: UDR, Inc.